UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

AUDAX CREDIT BDC INC.

(Exact name of registrant as specified in charter)

Delaware	814-01154	47-3039124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 HUNTINGTON AVENUE
BOSTON, MASSACHUSETTS	02199
(Address of principal executive office)	(Zip Code)

(617) 859-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On May 30, 2017, the Board of Directors of Audax Credit BDC Inc. (the “Company”) declared a distribution of $0.21 per share with respect to the Company’s common stock. The distribution is payable on June 7, 2017 to shareholders of record on May 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audax Credit BDC Inc.
(Registrant)

Date: June 2, 2017	By:	/s/ Richard T. Joseph
Richard T. Joseph
Chief Financial Officer